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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           NuMED Home Health Care, Inc.
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                (Name of Registrant as Specified In Its Charter)

                           Committee for a New NuMED
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:
                Common Stock, Par Value $0.001 Per Share
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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (4) Date Filed:

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                              COMMITTEE FOR A NEW NuMED


                    AN IMPORTANT MESSAGE TO THE STOCKHOLDERS OF
                            NuMED HOME HEALTH CARE, INC.



Dear Fellow NuMED Stockholders:

As you are aware, the Committee for a New NuMED (the "Committee") has solicited your proxy to elect our nominees to the Board of Directors of NuMED Home Health Care, Inc. ("NuMED" or the "Company") at the 1998 Annual Meeting of Stockholders scheduled to be held Thursday, January 28, 1999. As you are also aware, NuMED and the Committee have been involved in litigation regarding the upcoming election. On January 6, 1999, the parties settled this litigation. As part of the settlement, NuMED agreed to include Richard M. Osborne, J. Michael Gorman and Thomas J. Smith, three of our Committee members, on its slate of directors to be elected at the Annual Meeting. The Company has also agreed to reduce the number of directors from seven to six and amend NuMED's By-laws to eliminate the Board classifications so that the entire Board is elected every year. The terms of the settlement are described in the Company's proxy statement accompanying this letter. We urge you to read the proxy statement carefully.

Because NuMED has addressed our primary concerns, and to save the Company the time and expense of a proxy fight, we have agreed to vote our shares in favor of the Board's new slate of directors, which consists of our three nominees plus Susan J. Carmichael, Thomas V. Chema and Jugal K. Taneja.

We are pleased that the Company has agreed to cooperate with us to revive NuMED and we look forward to working on your behalf to turn our Company around. We hope to see you at the Annual Meeting. If you do not plan to attend, please sign and return the white proxy card provided to you by the Company in the materials accompanying this letter. We will not vote the blue proxy card that you may have already returned to us, so if you wish to vote by proxy at the Annual Meeting you must return the Company's white proxy card. Thank you for your continued support.

Sincerely,


THE COMMITTEE FOR A NEW NuMED                                  January 13, 1999